EXHIBIT 8 - LIST OF SUBSIDIARIES

         Except where otherwise stated, we own indirectly 100% of the ordinary share capital of the following principal subsidiary companies. We also indirectly own preference shares in certain subsidiary companies which are separately disclosed. The subsidiary companies are incorporated in Great Britain and registered in England and Wales except for the Scottish companies, being those companies indicated by an asterisk (*), which are registered in Scotland and companies indicated by a double asterisk (**), which are registered in Jersey. The proportion of the ordinary shares held by us also represents the proportion of voting rights held by us with the exception of Cable Guide Limited, in which we hold 83.34% of the voting rights.

         The principal activities of these entities, unless otherwise indicated, are the building and operation of cable television and telephony networks in the United Kingdom or otherwise involved in the UK telecommunications industry. The principal activities of companies marked by a triple asterisk (***) are the supply of entertainment content, and interactive and transactional services. All subsidiary undertakings have been included in the consolidated financial statements.

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SUBSIDIARIES:
Telewest Communications Holdco Limited (Holding   Telewest Communications (Publications)   Bravo TV Limited*** Limited
    Company) (directly held)                      Telewest Communications (Scotland)       Flextech (1992) Limited*** Limited*
Telewest Communications Networks Limited          Telewest Communications (South  East)    Flextech Communications Limited***
    (Management Company) (directly held)          Telewest Communications (South Thames    Flextech Digital Broadcasting
Cable Guide Limited (Publisher)                        Estuary) Limited                    Flextech Homeshopping Limited***
    (We own indirectly 85% of the ordinary        Telewest Communications (Southport) Limited  (We  own  indirectly  80% of the
    shares and 80% of the cumulative convertible  Telewest Communications (South West)         ordinary shares)
    preference shares)                                 Limited
                                                  Telewest Communications (St. Helens &      Flextech Interactive Limited***
Telewest Communications (Central Lancashire)           Knowsley) Limited                     Flextech Investments (Jersey) Limited**
    Limited                                       Telewest Communications (Telford) Limited  Flextech IVS Limited***
Telewest Communications (Cotswolds) Limited       Telewest Communications (Wigan) Limited    Flextech Living Health Limited***
Telewest Communications (Cumbernauld) Limited*    Telewest Communications (Worcester)        Flextech Limited***
                                                       Limited
Telewest Communications (Dumbarton) Limited*      Telewest Limited                           Flextech Rights Limited***
Telewest Communications (Dundee & Perth)          Middlesex Cable Limited                    Flextech Television Limited***
    Limited*
Telewest Communications (East Lothian & Fife)     Windsor Television Limited                 Flextech Travel Channel Limited***
    Limited*                                      Barnsley Cable Communications Limited      Florida Homeshopping Limited***
Telewest Communications (Falkirk) Limited*        Bradford Cable Communications Limited            (We  own  indirectly  80% of the
Telewest Communications (Fylde & Wyre) Limited    Doncaster Cable Communications Limited            ordinary shares)
Telewest Communications (Glenrothes) Limited*     Halifax Cable Communications Limited
Telewest Communications Group Limited             Rotherham Cable Communications Limited
    (Management Company)                          Sheffield Cable Communications Limited
Telewest Communications (Liverpool) Limited       Wakefield Cable Communications Limited
Telewest Communications (London South) Limited    Imminus Limited                             TVS Limited***
Telewest Communications (Midlands) Limited        Birmingham Cable Limited                    UK Living Limited***
Telewest Communications (Midlands & North West)   Cable Camden Limited                        Eurobell (Sussex) Limited
    Limited                                       Cable Hackney and Islington Limited         Eurobell (South West) Limited
Telewest Communications (Motherwell) Limited*     Cable Haringey Limited                      Eurobell (West Kent) Limited
Telewest Communications (North East) Limited      Cable Enfield Limited
Telewest Communications (North West) Limited      Telewest Finance (Jersey) Limited**
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